UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 17, 2004

Fidelity D & D Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	333-90273	23-3017653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Blakely and Drinker Streets, Dunmore, PA

18512

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (570) 342-8281

FIDELITY D & D BANCORP, INC.

CURRENT REPORT ON FORM 8-K

ITEM 9. REGULATION FD DISCLOSURE.

On August 17, 2004, the Registrant’s Board of Directors duly nominated, seconded and elected Steven C. Ackmann as President and Chief Executive Officer of Fidelity D & D Bancorp, Inc. to serve for the ensuing year and until his successor is duly elected and qualified. The information furnished under this Item 9 shall not be deemed filed for any purpose.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fidelity D & D Bancorp, Inc.

Date: August 18, 2004	BY:	/s/Salvatore R. DeFrancesco, Jr.

	Name:	Salvatore R. DeFrancesco, Jr.
	Title:	Treasurer and Chief Financial